Exhibit 99.1

CONTACT: Robert C. Griffith Chief Operating Officer/Chief Financial Officer 303/706-0778	Joseph N. Jaffoni, Steve Hecht Jaffoni & Collins Incorporated 212/835-8500 or flyr@jcir.com

NAVIGANT INTERNATIONAL STOCKHOLDERS VOTE TO ADOPT MERGER

AGREEMENT

DENVER, COLO., JULY 12, 2006 – Navigant International, Inc. (Nasdaq: FLYR), doing business as TQ3Navigant (Navigant), announced that, at Navigant’s Special Meeting of Stockholders held today in Englewood, Colorado, the Navigant stockholders voted to adopt the Agreement and Plan of Merger, dated as of April 26, 2006, by and among Carlson Wagonlit B.V. (CWT), Horizon Merger Corp. and Navigant.

Navigant and CWT expect the merger to close during August 2006, subject to the receipt of remaining regulatory approvals, receipt of financing and the closing of the recapitalization of CWT also announced on April 27, 2006.

About Navigant International, Inc.

Denver-based Navigant International, Inc., (Nasdaq: FLYR), doing business as TQ3Navigant, is a global provider of travel management solutions that add significant value by reducing costs, increasing management and control, and improving travel efficiency. TQ3Navigant delivers integrated travel management solutions blending technology with personalized service and expertise. The company currently employs approximately 5,200 Associates and has operations in approximately 1,000 locations in 22 countries and U.S. territories. For more information, please visit www.navigant.com.

Cautionary Statement on Forward-Looking Statements

This press release contains statements, including, among others, statements about the acquisition of Navigant by Carlson Wagonlit Travel and the timing and certainty of the proposed transaction, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on current expectations and projections about future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the satisfaction of the conditions to the closing of the transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the failure of Navigant’s stockholders to approve the transaction, the failure of Carlson Wagonlit Travel to complete the financings required to consummate the transaction and disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn. Additional information regarding these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements is contained in Navigant’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 9, 2006, annual report on Form 10-K for the year ended December 25, 2005, and in Navigant’s other SEC filings, including its filings on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and Navigant undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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